UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
May 22, 2017
COMMISSION FILE NUMBER 001-36285
Incorporated in the State of Delaware
I.R.S. Employer Identification Number 46-4559529
1301 Riverplace Boulevard, Jacksonville, Florida 32207
(Principal Executive Office)
Telephone Number: (904) 357-4600
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Rayonier Advanced Materials Inc.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On May 22, 2017, at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Rayonier Advanced Materials Inc. (the “Company”), the stockholders of the Company approved the Rayonier Advanced Materials Inc. 2017 Incentive Stock Plan (the “2017 Plan”). A more detailed summary of the principal features of the 2017 Plan can be found in the Company’s proxy statement (the “Proxy Statement”) for the Annual Meeting filed with the Securities and Exchange Commission on April 7, 2017. The descriptions of the 2017 Plan contained herein and in the Proxy Statement are qualified in their entirety by reference to the full text of the 2017 Plan, which was filed as Appendix B to the Proxy Statement and is incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders
At the Annual Meeting, stockholders of the Company (1) elected all three of the director nominees to terms expiring in 2020, (2) approved, on an advisory basis, the compensation of the Company’s named executive officers, (3) approved the 2017 Plan, and (4) ratified the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2017.
The final voting results were as follows:

Election of Directors, Terms Expire in 2020	Votes For	Votes Against	Abstain	Broker Non-Votes
DeLyle W. Bloomquist	22,331,980	8,048,836	456,793	6,371,423
Paul G. Boynton	21,666,100	9,054,685	116,824	6,371,423
Mark E. Gaumond	21,373,738	9,187,693	276,178	6,371,423

Advisory Vote on the Compensation of Our Named Executive Officers	Votes For	Votes Against	Abstain	Broker Non-Votes
	28,654,080	1,834,599	348,930	6,371,423

Vote on the 2017 Incentive Stock Plan	Votes For	Votes Against	Abstain	Broker Non-Votes
	28,064,102	2,432,420	341,087	6,371,423

Ratification of Auditors	Votes For	Votes Against	Abstain	Broker Non-Votes
	36,694,893	203,212	310,927	----

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

10.1
Rayonier Advanced Materials Inc. 2017 Incentive Stock Plan effective May 22, 2017 (incorporated herein by reference to Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 7, 2017)

Signature
Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Rayonier Advanced Materials Inc. (Registrant)

BY:	/s/ MICHAEL R. HERMAN
Michael R. Herman
Senior Vice President, General Counsel and Corporate Secretary

May 26, 2017

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